Exhibit 10.2

FIRST AMENDMENT
TO
CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (“First Amendment”) effective as of September 30, 2016, among Ridgewood Energy O Fund, LLC, a Delaware limited liability company, Ridgewood Energy Q Fund, LLC, a Delaware limited liability company, Ridgewood Energy S Fund, LLC, a Delaware limited liability company, Ridgewood Energy T Fund, LLC, a Delaware limited liability, Ridgewood Energy V Fund, LLC, a Delaware limited liability company, Ridgewood Energy W Fund, LLC, a Delaware limited liability company, Ridgewood Energy A-1 Fund, LLC, a Delaware limited liability company, and Ridgewood Energy B-1 Fund, LLC, a Delaware limited liability company (collectively the “Borrowers” and individually a “Borrower”); each of the Lenders from time to time party hereto; and Rahr Energy Investments LLC, a Delaware limited liability company, as administrative agent for the Lenders) in such capacity, together with its successors in such capacity, the “Administrative Agent”).   The Borrowers, Lenders and the Administrative Agent shall be referred to herein collectively as the Parties and individually as a “Party”.

R E C I T A L S

A.
Each Borrower, the Lenders and Administrative Agent have entered into a Credit Agreement, dated as of November 27, 2012 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its provisions, the “Credit Agreement”).

B.	The Parties desire to amend the Credit Agreement on the terms and subject to the conditions set forth herein.

NOW THEREFORE, the Parties agree as follows:

1.	Definitions. Capitalized terms used and not defined in this First Amendment shall have their respective meanings ascribed to them in the Credit Agreement.

2.	Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows:

(a)	Debt Service Cap. The definition of “Debt Service Cap” shall be amended as follows:

“Debt Service Cap” means, for any Borrower and any Monthly Payment Date, 70% of such Borrower’s Net Revenues; provided, that if for any reason (other than Force Majeure) in any Measuring Interval beginning after the Dispensation End Date, such Borrower’s Net Revenue Interest share of crude oil produced from the Project Properties is less than the minimum quantity set forth for such Borrower in the Minimum Targeted Production Schedule, then the Debt Service Cap for such Borrower shall be 100% until such Borrower is current in the payment of (1) its Monthly Payment Amounts and (2) all Prior Shortfall Amounts.

For purposes of the definition of Debt Service Cap:

(A)	“Dispensation End Date” shall mean the earlier to occur of (i) the date on which the third well on the Project Properties is placed into production and (ii) April 30, 2017.

(B)
“Measuring Interval” shall mean, for any Monthly Payment Date, the three-calendar-month period beginning at the start of the fifth calendar month before the calendar month of the Monthly Payment Date, and ending at the end of the third calendar month before the calendar month of the Monthly Payment Date. For example, for the Monthly Payment Date of December 31, 2017, the Measuring Interval shall be August, September, and October of 2017.

(b)	Loans. The definition of Loans shall be amended as follows:

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement; provided however, that as of January 1, 2017, Loans shall mean, at any point in time, the total outstanding balance of all loans made by the Lenders to the Borrower.

(c)	Monthly Fixed Amount. The definition of Monthly Fixed Amount shall be amended as follows:

“Monthly Fixed Amount” for any Borrower means:

Monthly Fixed Amount
Borrower	7/31/16 Principal	First 7 Payment Dates	Thereafter
O Fund	22,800,000	285,000	1,026,000
Q Fund	3,000,000	37,500	135,000
S Fund	5,650,000	70,625	254,250
T Fund	2,900,000	36,250	130,500
V Fund	12,850,000	160,625	578,250
W Fund	5,650,000	70,625	254,250
A-1 Fund	2,900,000	36,250	130,500
B-1 Fund	12,350,000	154,375	555,750

(d)	Monthly Payment Amount. The definition of “Monthly Payment Amount” shall be amended as follows:

 “Monthly Payment Amount” means, for any Borrower and any Monthly Payment Date, an amount equal to such Borrower’s Monthly Fixed Amount; provided that in no event shall the Monthly Payment Amount exceed the Debt Service Cap.

(e)	Monthly Payment Date. The definition of “Monthly Payment Date” shall be amended as follows:

“Monthly Payment Date” means the last Business Day of each calendar month, the first being October 31, 2016.

(f)	Net Revenues. The definition of “Net Revenues” shall be amended as follows:

“Net Revenues” means, for any Borrower and any Monthly Payment Date, all proceeds payable to such Borrower arising from the sale of Hydrocarbons produced during the second calendar month preceding the calendar month in which such Monthly Payment Date occurs, less Borrower’s share of (i) Existing Production Burdens payable with respect to such production, (ii) Operating Costs incurred by such Borrower with respect to such (and which have not been funded out of prior production proceeds from the Project Properties), and (iii) after the completion of the development contemplated by the APOD, Development Costs incurred during the second calendar month immediately preceding the calendar month in which such Monthly Payment Date occurs in accordance with the Walter APOD and not funded in whole or in part by loans made by Lender; provided that the aggregate expenses and costs of any Borrower subject to this clause (iii) shall not exceed such Borrower’s Pro-Rata Share of $19.058 million.

(g)	Base Interest Rate. Section 3.02 (a). The definition of “Base Interest Rate” shall be amended as follows:

Base Interest Rate. (i) Up to and including December 31, 2016, the outstanding unpaid balance of the Loans comprising each Borrowing shall bear interest at a rate per annum equal to eight (8%) percent compounded annually and (ii) on January 1, 2017, and annually on each January 1st thereafter, the total outstanding balance of all Loans made to each Borrower shall bear interest at a rate per annum equal to eight (8%) percent compounded.

(h)	Section 8.01(o)(iv) shall be amended as follows:

(iv) calculations showing as to each Borrower the last occurrence, if any, of a Measuring Interval after the Dispensation End Date during which such Borrower’s Net Revenue Interest share of crude oil produced from the Project Properties has been less than the minimum quantity set forth for such Borrower in the Minimum Targeted Production Schedule for any reason other than Force Majeure,

3.
Effect of First Amendment. This First Amendment is a Loan Document.  Except as expressly provided for herein, all of the terms and provisions of the Credit Agreement and other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed by each Borrower, the Lenders and Administrative Agent.  The amendments contained herein shall not be construed as a waiver or amendment of another provision of the Credit Agreement or the other Loan Documents or for any purpose except as expressly set forth herein or a consent to any further or future action on the part of any Party that would require and waiver or consent of the Administrative Agent.

4.	Conditions Precedent to the Effectiveness of the First Amendment. This First Amendment shall not be effective until the Administrative Agent receives:
(a)	counterparts of this First Amendment signed by each Borrower, by each Lender and the Administrative Agent;
(b)
payment of all reasonable expenses, including reasonable legal fees and expenses of counsel to the Administrative Agent reasonably incurred by the Administrative Agent in connection with this First Amendment to the extent invoiced to the Borrowers prior to the date hereof; and

(c)	such other documents, agreements, instruments or items that the Administrative Agent may reasonably request.

5.	Representations and Warranties. Each Borrower represents and warrants to each Lender and the Administrative Agent as follows:
(a)	The execution, delivery and performance by each Borrower of this First Amendment and the Credit Agreement, as hereby amended, have been duly authorized by all required corporate action.
(b)
All representations and warranties made or deemed made by each Borrower in the Loan Documents are true and correct as of the date hereof, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and accurate on and as of such earlier date) and except that for purposes of such representations and warranties, the representations and warranties contained in Section 7.04 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 8.01 of the Credit Agreement.

(c)	Since August 12, 2016, there has been no event or circumstance, either individually or in the aggregate that has or can be reasonably expected to have a Material Adverse Effect.
(d)	No Default or Event of Default has occurred and is continuing as of the date hereof.

6.
Successors and Assigns.  This First Amendment shall inure to the benefit of and be binding upon each Borrower, the Lenders, and the Administrative Agent and each of their respective successors and assigns.

7.	Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of New York.

8.
Counterparts.  This First Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement, and any Party hereto may execute this First Amendment by signing and delivering one or more counterparts.

9.
Expenses. The Borrowers shall pay all reasonable fees and expenses paid or incurred by the Administrative Agent incident to this First Amendment, including, without limitation, the reasonable fees and expenses of the Administrative Agent’s counsel in connection with the negotiation, preparation, delivery and execution of this First Amendment and any related documents.

10.
ENTIRETY. THIS FIRST AMENDMENT, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT BETWEEN THE PARTIES AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS, IF ANY, RELATING TO THE SUBJECT MATTER HEREOF.

IN WITNESS WHEREOF, the Parties have executed this First Amendment this 30th day of September, 2016.

BORROWER:	RIDGEWOOD ENERGY O FUND, LLC

	By:	/s/ DANIEL V. GULINO
	Name:	Daniel V. Gulino
	Title:	Senior Vice President- Legal

RIDGEWOOD ENERGY Q FUND, LLC

By:	/s/ DANIEL V. GULINO
Name:	Daniel V. Gulino
Title:	Senior Vice President - Legal

RIDGEWOOD ENERGY S FUND, LLC

By:	/s/ DANIEL V. GULINO
Name:	Daniel V. Gulino
Title:	Senior Vice President - Legal

RIDGEWOOD ENERGY T FUND, LLC.

By:	/s/ DANIEL V. GULINO
Name:	Daniel V. Gulino
Title:	Senior Vice President - Legal

RIDGEWOOD ENERGY V FUND, LLC

By:	/s/ DANIEL V. GULINO
Name:	Daniel V. Gulino
Title:	Senior Vice President - Legal

RIDGEWOOD ENERGY W FUND, LLC.

By:	/s/ DANIEL V. GULINO
Name:	Daniel V. Gulino
Title:	Senior Vice President - Legal

RIDGEWOOD ENERGY A-1 FUND, LLC.

By:	/s/ DANIEL V. GULINO
Name:	Daniel V. Gulino
Title:	Senior Vice President - Legal

RIDGEWOOD ENERGY B-1 FUND, LLC.

	By:	/s/ DANIEL V. GULINO
	Name:	Daniel V. Gulino
	Title:	Senior Vice President - Legal

ADMINISTRATIVE AGENT:	RAHR ENERGY INVESTMENTS LLC, as Administrative Agent

	By:	/s/ LAWRENCE J. FOSSI
	Name:	Lawrence J. Fossi
	Title:	Manager

LENDER:	RAHR ENERGY INVESTMENTS LLC, as a Lender

	By:	/s/ LAWRENCE J. FOSSI
	Name:	Lawrence J. Fossi
	Title:	Manager